Exh 99(a)

[NFG LOGO OMITTED}

Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987

RELEASE DATE:    Immediate January 27, 2003

Joseph Pawlowski
Treasurer
716-857-6904

NATIONAL FUEL REPORTS FIRST QUARTER RESULTS

HIGHLIGHTS

  Earnings before non-recurring items of $0.58 per diluted share exceeded expectations due to higher commodity prices and colder than normal weather in the Pennsylvania service territory.
  Reported earnings for the quarter were $0.57 per share.
  Company re-affirms previous fiscal 2003 earnings guidance of $1.60 to $1.70 per share.*
  Conference call scheduled for Tuesday, January 28 at 11:00 am.

Buffalo, New York: National Fuel Gas Company ("National Fuel" or the "Company") (NYSE:NFG) today announced consolidated earnings before non-recurring items for the quarter ended December 31, 2002 of $46.9 million or $0.58 per share, an increase of $10.4 million or $0.13 per share from the prior year's first quarter earnings before non-recurring items of $36.5 million or $0.45 per share (note: all references to earnings per share are to diluted earnings per share). The increase in earnings from the prior year was the result of several factors, including higher commodity prices (which contributed to the Exploration and Production segment's $0.05 per share increase in earnings), colder weather in the Utility segment's Pennsylvania service territory ($0.02 per share), and greater harvesting in the Timber segment ($0.03 per share).

        Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company commented: "We are pleased with this quarter's earnings results, and the benefits that commodity pricing has brought to our production segment. We are equally pleased that in this higher pricing environment, the weather normalization clause has offset some of the impact of higher prices for our New York customers by reducing their bills by over $1 million. We want to reassure all customers that National Fuel has met and, in this recent cold spell continues to meet, their heating needs in the same safe, consistent and reliable fashion they have come to depend on."

DISCUSSION OF FIRST QUARTER EARNINGS BY SEGMENT

Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of First Quarter Earnings by Segment, Status of Empire State Pipeline Acquisition, and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on page 6 of this document.

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Page 2.

Regulated segments

        In the Utility segment, earnings of $19.3 million for the quarter ended December 31, 2002 were up $1.3 million or $0.02 per share from the prior year's first quarter. Colder weather in Pennsylvania (which was 34% colder than the prior year) contributed to a 26% increase in Pennsylvania throughput and a $0.02 per share increase in the Utility segment's earnings. The New York Division's first quarter earnings were flat compared with the prior year. The impact of colder than normal weather in New York was tempered by the New York Division's weather normalization clause, which reduced New York ratepayers' bills by approximately $1.3 million.

        In the Pipeline and Storage segment, earnings of $10.7 million for the quarter ended December 31, 2002 were up $0.7 million from the first quarter of fiscal 2002. The increase in earnings was principally the result of lower operation and maintenance expense. Throughput increased by 15% as a result of colder weather in the Company's service territory, but the impact of that increase on earnings was not significant due to the Company's straight-fixed-variable rate design.

Exploration and Production segment

        Seneca Resources Corporation's (Seneca) earnings for the first quarter of fiscal 2003 were $8.8 million, up $4.1 million from the prior year's first quarter primarily due to higher crude oil and natural gas prices. Oil prices (after hedging) increased by $3.71/Bbl or 22%, and natural gas prices (after hedging) increased by $0.81/Mcf or 26%. Lower workover expense in the Gulf of Mexico also contributed to the improvement in earnings. Somewhat offsetting these items was a 3.3 Bcfe decrease in consolidated crude oil and natural gas production. Approximately two-thirds of the production decrease was experienced in the Gulf of Mexico, where production was expected to be lower as Seneca continued its plan to phase out of that region. However, the decreases were amplified by the shutting-in of Seneca's Gulf of Mexico production during Hurricane Lili. Approximately 1.2 Bcfe of production will be delayed until fiscal 2004 as a result of the hurricane. In addition, three wells have not returned (and are not expected to return) to pre-hurricane production levels. As a result, Seneca is revising its fiscal 2003 production estimates to 76 to 81 Bcfe.

        A number of changes in the exploration and production industry have had an impact on Seneca during the quarter. Unocal Corporation's acquisition of Pure Resources has resulted in changes to the farm-out program between Pure and Seneca. As a result, Seneca is currently reviewing the blocks that will not be drilled by Pure and is anticipating drilling at least two of them this fiscal year.* In addition, Talisman, which had acquired exclusive rights to drill deep wells for the Trenton formation on Seneca's acreage in Pennsylvania, has elected to terminate its agreement with Seneca. Seneca is now negotiating with other companies that have expressed an interest in drilling Trenton/Black-River wells on Seneca's 650,000 acres of fee minerals.

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Page 3.

Other segments

         The International segment's fiscal 2003 first quarter net income of $2.8 million was $1.8 million greater than the same period in the prior fiscal year principally due to higher heating rates and greater electric volumes. Heating volumes were relatively flat compared with the prior year, but margins improved due to an approximately 3% increase in heating rates. In addition, a 9% increase in electric volumes more than offset a 3% rate decrease.

         The Energy Marketing segment's earnings for the quarter ended December 31, 2002 of $1.6 million were relatively flat when compared to the same period in the prior year. Volumes were up by approximately 0.5 Bcf from the prior year, but the average unit margin per Mcf declined.

         The Timber segment's first quarter earnings of $3.7 million were $2.2 million higher than the prior year's first quarter primarily due to an increase in sales volume. Increased sales of cherry logs and lumber, which command the highest margins, accounted for substantially all of the overall 1.4 million board foot (or 20%) increase in sales volume. The increase in both log and lumber volumes reflects the Company's continued effort to generate sustainable earnings from this segment.

STATUS OF EMPIRE STATE PIPELINE ACQUISITION

         As previously announced in October 2002, the Company reached an agreement to acquire the Empire State Pipeline ("Empire") from a subsidiary of Duke Energy. The transaction has cleared Federal Trade Commission review under the Hart Scott Rodino Antitrust Improvements Act. The Company has a petition pending before the Public Service Commission of the State of New York (NYPSC) seeking approval of the Empire transaction. On January 22, 2003, the NYPSC voted to approve the Company's petition but at this writing has not issued a written order setting out conditions, if any, to that approval. Assuming the NYPSC issues an order that is satisfactory to the Company, the Empire acquisition is expected to close during the second quarter of fiscal 2003.*

EARNINGS GUIDANCE

         The Company re-affirms its previously disclosed fiscal 2003 earnings per share guidance of $1.60 to $1.70.* This guidance assumes, among other things, current crude oil and natural gas commodity pricing, the revised Seneca production estimates discussed above, and the issuance of approximately 6 million shares of common stock to finance the Empire acquisition.* The Company is considering other alternatives for financing the Empire transaction, including the sale of non-regulated assets.* Should the Company choose to finance the Empire acquisition through one of these alternatives (and not issue new shares), the earnings guidance provided above may change.*

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Page 4.

DISCUSSION OF NON-RECURRING ITEMS   (all amounts are after tax)

         The above discussion of consolidated earnings for the three months ended December 31, 2002 excludes a $0.6 million charge resulting from a change in accounting for plugging and abandonment costs associated with the Exploration and Production segment's crude oil and natural gas wells. In prior fiscal years, the Company accounted for plugging and abandonment costs using Securities and Exchange Commission full cost accounting rules. Effective October 1, 2002, the Company was required to adopt Financial Accounting Standards Board Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, which changed the Company's accounting for such costs. The inception to date difference between the two accounting methods ($0.6 million) was recorded as a cumulative effect of a change in accounting.

         The above discussion of consolidated earnings for the three months ended December 31, 2001 excludes a $3.3 million charge recorded to reserve for the Company's exposure to Enron Corporation (Exploration and Production segment).

EARNINGS TELECONFERENCE

        The Company will host a conference call on Tuesday, January 28, 2003 at 11:00 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call; first, you may go to the Company's home page at its Internet Web site http://www.nationalfuelgas.com and click on the words "Conference Call"; and second, for those without Internet access, a toll free number may be used. Please call 1-877-922-4780 and use the passcode "National Fuel" to listen to the live call. For those unable to listen to the live broadcast, a replay will be available at the above-mentioned Internet Web site beginning about one hour after the call, and continuing until the close of business on Tuesday, February 4, 2003. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call is completed at 1-800-860-4708, continuing until the close of business on Tuesday, February 4, 2003.

         National Fuel is an integrated energy company with $3.5 billion in assets comprising of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Page 5.

_______________________________________________________

Certain statements contained herein, including those which are designated with an asterisk ("*"), are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company's actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company's financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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            NATIONAL FUEL GAS COMPANY
                AND SUBSIDIARIES
        RECONCILIATION TO REPORTED EARNINGS

                                             Three Months                  Three Months
(Thousands of Dollars)                           Ended                        Ended
                                           December 31, 2002            December 31, 2001
                                              (unaudited)                  (unaudited)
                                       --------------------------   ---------------------------
Utility
                                       --------------------------   ---------------------------
Reported earnings                                       $ 19,277                      $ 18,041
                                       --------------------------   ---------------------------

Pipeline and Storage
                                       --------------------------   ---------------------------
Reported earnings                                         10,734                        10,014
                                       --------------------------   ---------------------------

Exploration and Production
Reported earnings                                          8,173                         1,441
Cumulative Effect of Change
   in Accounting                                             638                             -
Reserve for Enron exposure                                     -                         3,259
                                       --------------------------   ---------------------------
Earnings before non-recurring
  items                                                    8,811                         4,700
                                       --------------------------   ---------------------------

International
                                       --------------------------   ---------------------------
Reported earnings                                          2,771                           993
                                       --------------------------   ---------------------------

Energy Marketing
                                       --------------------------   ---------------------------
Reported earnings                                          1,586                         1,948
                                       --------------------------   ---------------------------

Timber
                                       --------------------------   ---------------------------
Reported earnings                                          3,722                         1,538
                                       --------------------------   ---------------------------

Corporate and All Other
                                       --------------------------   ---------------------------
Reported earnings                                             33                          (768)
                                       --------------------------   ---------------------------

Consolidated
Reported earnings                                         46,296                        33,207
Total non-recurring items from above                         638                         3,259
                                       --------------------------   ---------------------------

Earnings before non-recurring items                     $ 46,934                      $ 36,466
                                       ==========================   ===========================

            NATIONAL FUEL GAS COMPANY
                AND SUBSIDIARIES
      RECONCILIATION TO REPORTED EARNINGS

                                                  Three Months                Three Months
(Diluted Earnings Per Share)                         Ended                        Ended
                                               December 31, 2002            December 31, 2001
                                                  (unaudited)                  (unaudited)
                                            -------------------------    ------------------------
Utility
                                            -------------------------    ------------------------
Reported earnings                                             $ 0.24                      $ 0.22
                                            -------------------------    ------------------------

Pipeline and Storage
                                            -------------------------    ------------------------
Reported earnings                                               0.13                        0.12
                                            -------------------------    ------------------------

Exploration and Production
Reported earnings                                               0.10                        0.02
Cumulative Effect of Change
  in Accounting                                                 0.01                           -
Reserve for Enron exposure                                         -                        0.04
                                            -------------------------    ------------------------
Earnings before non-recurring
  items                                                         0.11                        0.06
                                            -------------------------    ------------------------

International
                                            -------------------------    ------------------------
Reported earnings                                               0.03                        0.01
                                            -------------------------    ------------------------

Energy Marketing
                                            -------------------------    ------------------------
Reported earnings                                               0.02                        0.02
                                            -------------------------    ------------------------

Timber
                                            -------------------------    ------------------------
Reported earnings                                               0.05                        0.02
                                            -------------------------    ------------------------

Corporate and All Other
                                            -------------------------    ------------------------
Reported earnings                                                  -                           -
                                            -------------------------    ------------------------

Consolidated
Reported earnings                                               0.57                        0.41
Total non-recurring items
  from above                                                    0.01                        0.04
                                            -------------------------    ------------------------
Earnings before non-recurring items                           $ 0.58                      $ 0.45
                                            =========================    ========================

                                  NATIONAL FUEL GAS COMPANY
                                       AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                                    Three Months Ended
                                                                       December 31,
                                                            -----------------------------------
                                                                       (Unaudited)
SUMMARY OF OPERATIONS                                            2002               2001
                                                            ---------------   -----------------
Operating Revenues                                           $      479,706    $       392,327
                                                            ---------------   -----------------

Operating Expenses:
  Purchased Gas                                                    205,754             129,406
  Fuel Used in Heat and Electric Generation                         19,027              15,618
  Operation and Maintenance                                         90,772             104,546
  Property, Franchise and Other Taxes                               18,877              17,205
  Depreciation, Depletion and Amortization                          45,648              44,045
  Income Taxes - Current                                            24,603              18,072
                  - Deferred                                         3,009               4,637
                                                            ---------------   -----------------
                                                                   407,690             333,529
                                                            ---------------   -----------------

Operating Income                                                    72,016              58,798

Operations of Unconsolidated Subsidiaries:
 Income (Loss)                                                         241                 (57)
                                                            ---------------   -----------------

Other Income                                                         1,825               2,190
                                                            ---------------   -----------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                                  74,082              60,931

Interest Charges                                                    26,209              27,101
Minority Interest in Foreign Subsidiaries                             (939)               (623)
                                                            ---------------   -----------------

Income Before Cumulative Effect                                     46,934              33,207
Cumulative Effect of Change in Accounting                             (638)                  -
                                                            ---------------   -----------------

Net Income Available for Common Stock                             $ 46,296            $ 33,207
                                                            ===============   =================

Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                           $ 0.58              $ 0.42
          Cumulative Effect of Change in Accounting                  (0.01)                  -
                                                            ---------------   -----------------
          Net Income Available for Common Stock                     $ 0.57              $ 0.42
                                                            ===============   =================

   Diluted:
          Income Before Cumulative Effect                           $ 0.58              $ 0.41
          Cumulative Effect of Change in Accounting                  (0.01)                  -
                                                            ---------------   -----------------
          Net Income Available for Common Stock                     $ 0.57              $ 0.41
                                                            ===============   =================

Weighted Average Common Shares:
  Used in Basic Calculation                                     80,404,086          79,471,820
                                                            ===============   =================
  Used in Diluted Calculation                                   80,803,868           80,417,092
                                                            ===============   =================

          NATIONAL FUEL GAS COMPANY
               AND SUBSIDIARIES
        CONSOLIDATED BALANCE SHEETS

                                                 December 31,  September 30,
(Thousands of Dollars)                              2002          2002
---------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                     $4,577,729    $4,512,651
Less - Accumulated Depreciation,
  Depletion and Amortization                       1,703,715     1,667,906
-----------------------------------------------  --------------------------
          Net Property, Plant and Equipment        2,874,014     2,844,745
-----------------------------------------------  --------------------------

Current Assets:
Cash and Temporary Cash Investments                   26,648        22,216
Receivables - Net                                    173,801        95,510
Unbilled Utility Revenue                              67,603        21,918
Gas Stored Underground                                52,309        77,250
Materials and Supplies - at average cost              33,521        31,582
Unrecovered Purchased Gas Costs                       14,500        12,431
Prepayments                                           35,847        41,354
Fair Value of Derivative Financial Instruments         2,746         3,807
-----------------------------------------------  --------------------------
          Total Current Assets                       406,975       306,068
-----------------------------------------------  --------------------------

Other Assets:
Recoverable Future Taxes                              82,385        82,385
Unamortized Debt Expense                              20,061        20,635
Other Regulatory Assets                               30,707        26,104
Deferred Charges                                       3,868         5,914
Other Investments                                     66,060        65,090
Investments in Unconsolidated Subsidiaries            16,397        16,753
Goodwill                                               8,255         8,255
Other                                                 24,972        25,360
-----------------------------------------------  --------------------------
          Total Other Assets                         252,705       250,496
-----------------------------------------------  --------------------------
Total Assets                                      $3,533,694    $3,401,309
-----------------------------------------------  --------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value
   Authorized - 200,000,000 Shares;
   Issued and Outstanding - 80,460,851
   Shares and 80,264,734
   Shares, Respectively                              $80,461       $80,265
Paid in Capital                                      450,443       446,832
Earnings Reinvested in the Business                  574,812       549,397
-----------------------------------------------  --------------------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss              1,105,716     1,076,494
Accumulated Other Comprehensive Loss                 (68,319)      (69,636)
-----------------------------------------------  --------------------------
Total Comprehensive Shareholders' Equity           1,037,397     1,006,858
Long-Term Debt, Net of Current Portion             1,143,070     1,145,341
-----------------------------------------------  --------------------------
          Total Capitalization                     2,180,467     2,152,199
-----------------------------------------------  --------------------------

-----------------------------------------------  --------------------------
Minority Interest in Foreign Subsidiaries             30,364        28,785
-----------------------------------------------  --------------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper          272,063       265,386
Current Portion of Long-Term Debt                    160,830       160,564
Accounts Payable                                     140,747       100,886
Amounts Payable to Customers                           1,511             -
Other Accruals and Current Liabilities               133,124       121,518
Fair Value of Derivative Financial Instruments        34,723        31,204
-----------------------------------------------  --------------------------
          Total Current and Accrued Liabilities      742,998       679,558
-----------------------------------------------  --------------------------

Deferred Credits:
Accumulated Deferred Income Taxes                    358,436       356,220
Taxes Refundable to Customers                         15,596        15,596
Unamortized Investment Tax Credit                      8,722         8,897
Other Regulatory Liabilities                          82,145        82,676
Asset Retirement Obligation                           36,723             -
Other Deferred Credits                                78,243        77,378
-----------------------------------------------  --------------------------
          Total Deferred Credits                     579,865       540,767
-----------------------------------------------  --------------------------
Commitments and Contingencies                              -             -
-----------------------------------------------  --------------------------
Total Capitalization and Liabilities              $3,533,694    $3,401,309
-----------------------------------------------  --------------------------

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         Three Months Ended
                                                                                            December 31,
(Thousands of Dollars)                                                                  2002           2001
----------------------------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                                                    $46,296        $33,207
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Depreciation, Depletion and Amortization                                        45,648         44,045
          Deferred Income Taxes                                                            3,009          4,637
          Cumulative Effect of Change in Accounting                                          638              -
          (Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions          356            412
          Minority Interest in Foreign Subsidiaries                                          939            623
          Other                                                                             (755)         1,070
     Change in:
          Receivables and Unbilled Utility Revenue                                      (123,472)       (45,022)
          Gas Stored Underground and Materials and
              Supplies                                                                    23,078         27,880
          Unrecovered Purchased Gas Costs                                                 (2,069)        (2,892)
          Prepayments                                                                      5,511         10,550
          Accounts Payable                                                                39,296        (29,413)
          Amounts Payable to Customers                                                     1,511         (7,686)
          Other Accruals and Current Liabilities                                          12,845          4,407
          Other Assets                                                                    (4,227)         8,570
          Other Liabilities                                                                1,440         (1,713)
----------------------------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities                                 $50,044        $48,675
----------------------------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                                                    ($32,604)      ($60,795)
Investment in Partnerships                                                                     -           (383)
Other                                                                                        915         15,848
----------------------------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities                                    ($31,689)      ($45,330)
----------------------------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                                     $6,654      ($133,559)
Net Proceeds from Issuance of Long-Term Debt                                                   -        148,977
Reduction of Long-Term Debt                                                               (2,704)        (1,537)
Dividends Paid on Common Stock                                                           (20,830)       (20,031)
Proceeds From Issuance of Common Stock                                                     2,541          1,003
----------------------------------------------------------------------------------------------------------------
               Net Cash Used In Financing Activities                                    ($14,339)       ($5,147)
----------------------------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                                             416            185
----------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                                                      4,432         (1,617)
Cash and Temporary Cash Investments
     at Beginning of Period                                                               22,216         36,227
----------------------------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at December 31                                                                      $26,648        $34,610
----------------------------------------------------------------------------------------------------------------

         NATIONAL FUEL GAS COMPANY
              AND SUBSIDIARIES

SEGMENT INFORMATION
(Thousands of Dollars)
                                           Three Months Ended
                                               December 31,
                                               (Unaudited)
                               ---------------------------------------------
                                                                Increase
                                   2002            2001        (Decrease)
                               --------------  -------------- --------------
Operating Revenues
Utility                            $ 294,815       $ 227,988       $ 66,827
Pipeline and Storage                  43,113          42,945            168
Exploration and Production            73,471          75,000         (1,529)
International                         37,790          30,538          7,252
Energy Marketing                      42,676          32,785          9,891
Timber                                13,789          10,331          3,458
                               --------------  -------------- --------------
   Total Reportable Segments         505,654         419,587         86,067
All Other                                472           2,368         (1,896)
Intersegment Eliminations            (26,420)        (29,628)         3,208
                               --------------  -------------- --------------
   Total Consolidated              $ 479,706       $ 392,327       $ 87,379
                               ==============  ============== ==============

Operating Income (Loss)
 Before Income Taxes
Utility                             $ 39,097        $ 37,953        $ 1,144
Pipeline and Storage                  20,496          19,306          1,190
Exploration and Production            24,865          15,657          9,208
International                          7,136           4,037          3,099
Energy Marketing                       2,388           3,338           (950)
Timber                                 6,488           2,928          3,560
                               --------------  -------------- --------------
   Total Reportable Segments         100,470          83,219         17,251
All Other                                (77)           (225)           148
Corporate                               (765)         (1,487)           722
                               --------------  -------------- --------------
   Total Consolidated               $ 99,628        $ 81,507       $ 18,121
                               ==============  ============== ==============

Net Income
Utility                             $ 19,277        $ 18,041        $ 1,236
Pipeline and Storage                  10,734          10,014            720
Exploration and Production             8,173           1,441          6,732
International                          2,771             993          1,778
Energy Marketing                       1,586           1,948           (362)
Timber                                 3,722           1,538          2,184
                               --------------  -------------- --------------
   Total Reportable Segments          46,263          33,975         12,288
All Other                                180               5            175
Corporate                               (147)           (773)           626
                               --------------  -------------- --------------
   Total Consolidated               $ 46,296        $ 33,207       $ 13,089
                               ==============  ============== ==============

        NATIONAL FUEL GAS COMPANY
             AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)
                                           Three Months Ended
                                              December 31,
                                              (Unaudited)
                              -------------------------------------------
                                                              Increase
                                  2002           2001        (Decrease)
                              -------------  -------------  -------------

Depreciation, Depletion
 and Amortization:
Utility                            $ 9,477        $ 9,270          $ 207
Pipeline and Storage                 5,845          5,875            (30)
Exploration and Production          25,600         24,987            613
International                        3,312          2,792            520
Energy Marketing                        25             46            (21)
Timber                               1,376          1,043            333
                              -------------  -------------  -------------
   Total Reportable Segments        45,635         44,013          1,622
All Other                               13             31            (18)
Corporate                                -              1             (1)
                              -------------  -------------  -------------
   Total Consolidated             $ 45,648       $ 44,045        $ 1,603
                              =============  =============  =============

Expenditures for
 Long-Lived Assets
Utility                           $ 13,102       $ 11,547        $ 1,555
Pipeline and Storage                 5,562          6,577         (1,015)
Exploration and Production          12,731         38,393        (25,662)
International                          487          1,919         (1,432)
Energy Marketing                         9             23            (14)
Timber                                 713          2,719         (2,006)
                              -------------  -------------  -------------
   Total Reportable Segments        32,604         61,178        (28,574)
All Other                                -              -              -
                              -------------  -------------  -------------
   Total Consolidated             $ 32,604       $ 61,178      $ (28,574)
                              =============  =============  =============

DEGREE DAYS
                                                                                           Percent Colder
                                                                                           (Warmer) Than:
Three Months Ended December 31          Normal          2002             2001          Normal     Last Year
                                        ----------  -------------    -------------    ---------- --------------

  Buffalo, NY                              2,311      2,383             1,799             3.1           32.5
  Erie, PA                                 2,016      2,227             1,659            10.5           34.2

                                       NATIONAL FUEL GAS COMPANY
                                            AND SUBSIDIARIES

                             EXPLORATION AND PRODUCTION INFORMATION

                                                             Three Months Ended
                                                                December 31,
                                                  -----------------------------------------
                                                                                Increase
                                                     2002          2001        (Decrease)
                                                  -----------   -----------    ------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                           5,359         7,188          (1,829)
  West Coast                                           1,196         1,246             (50)
  Appalachia                                           1,088         1,058              30
  Canada                                               1,506         1,831            (325)
                                                  -----------   -----------    ------------
                                                       9,149        11,323          (2,174)
                                                  ===========   ===========    ============
Average Prices (Per  Mcf)
  Gulf Coast                                          $ 4.19        $ 2.41          $ 1.78
  West Coast                                            4.05          2.35            1.70
  Appalachia                                            3.62          3.66           (0.04)
  Canada                                                3.59          2.07            1.52
    Weighted Average                                    4.01          2.47            1.54
    Weighted Average after Hedging                      3.91          3.10            0.81

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                             390           454             (64)
  West Coast                                             736           748             (12)
  Appalachia                                               2             2               -
  Canada                                                 640           755            (115)
                                                  -----------   -----------    ------------
                                                       1,768         1,959            (191)
                                                  ===========   ===========    ============

Average Prices (Per Barrel)
  Gulf Coast                                          $26.99       $ 19.16          $ 7.83
  West Coast                                           23.79         15.35            8.44
  Appalachia                                           27.47         24.93            2.54
  Canada                                               23.03         14.40            8.63
    Weighted Average                                   24.23         15.88            8.35
    Weighted Average after Hedging                     20.72         17.01            3.71

Total Production (Mmcfe)                              19,757        23,077          (3,320)
                                                  ===========   ===========    ============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe             $ 0.28        $ 0.23  *       $ 0.05
Lease Operating Expense per Mcfe                      $ 0.80        $ 0.78          $ 0.02
Depreciation, Depletion & Amortization per Mcfe       $ 1.30        $ 1.08          $ 0.22

* Excludes the impact of the Enron impairment

                                              NATIONAL FUEL GAS COMPANY
                                                  AND SUBSIDIARIES

                                       EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remainder of Fiscal 2003

SWAPS                                                       Volume          Average Hedge Price
Oil                                                         2.4 MMBBL       $ 21.28 / BBL
Gas                                                         8.6 BCF         $ 3.78 / MCF

No-cost Collars                                             Volume          Floor Price                Ceiling Price
Oil                                                         0.8 MMBBL       $22.00 / BBL               $25.80 / BBL
Gas                                                         6.2 BCF         $3.82 / MCF                $5.50 / MCF

Hedging Summary for Fiscal 2004

SWAPS                                                       Volume          Average Hedge Price
Oil                                                               -                -
Gas                                                         6.2 BCF         $ 3.59 / MCF

No-cost Collars                                             Volume          Floor Price                Ceiling Price
Oil                                                         0.3 MMBBL       $22.00 / BBL               $25.80 / BBL
Gas                                                         2.1 BCF         $3.23 / MCF                $7.25 / MCF

Hedging Summary for Fiscal 2005

No-cost Collars                                             Volume          Floor Price                Ceiling Price
Gas                                                         0.7 BCF         $3.18 / MCF                $7.53 / MCF

Drilling Program Quarter Ended December 31, 2002:
Gross Wells Drilled
                                            United
                                            States             Canada              Total
                                         -------------   --------------------  ---------------
Exploratory
    Successful                                      2               0                2
    Unsuccessful                                    0               0                0
Developmental
    Successful                                     20              16               36
    Unsuccessful                                    0               3                3
Total
    Successful                                     22              16               38
    Unsuccessful                                    0               3                3

Success Ratio                                    100%              84%              93%

             NATIONAL FUEL GAS COMPANY
                 AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)

                                                  Three Months Ended
                                                     December 31,
                                       -----------------------------------------
                                                                      Increase
                                           2002          2001         (Decrease)
                                       -------------  ------------   -----------
    Residential Sales                        22,880        17,913         4,967
    Commercial Sales                          4,095         3,117           978
    Industrial Sales                          1,310           698           612
                                       -------------  ------------   -----------
                                             28,285        21,728         6,557
                                       -------------  ------------   -----------
     Off-System Sales                         5,267         3,949         1,318
    Transportation                           16,523        15,235         1,288
                                       -------------  ------------   -----------
                                             50,075        40,912         9,163
                                       =============  ============   ===========

Pipeline & Storage Throughput- (MMcf)
                                                  Three Months Ended
                                                     December 31,
                                       -----------------------------------------
                                                                      Increase
                                           2002          2001         (Decrease)
                                       -------------  ------------   -----------
    Firm Transportation - Affiliated         37,922        30,337         7,585
    Firm Transportation - Non-Affiliated     46,772        41,713         5,059
    Interruptible Transportation                790         1,990        (1,200)
                                       -------------  ------------   -----------
                                             85,484        74,040        11,444
                                       =============  ============   ===========

Energy Marketing Volumes
                                                  Three Months Ended
                                                     December 31,
                                       -----------------------------------------
                                                                      Increase
                                           2002          2001         (Decrease)
                                       -------------  ------------   -----------
    Natural Gas (MMcf)                        7,674         7,190           484
                                       =============  ============   ===========

International Sales Volumes
                                                  Three Months Ended
                                                     December 31,
                                       -----------------------------------------
                                                                      Increase
                                           2002          2001         (Decrease)
                                       -------------  ------------   -----------
    Heating (Gigajoules)                  3,234,863     3,231,692         3,171
                                       =============  ============   ===========

    Electricity (Megawatt hours)            284,089       261,681        22,408
                                       =============  ============   ===========

Timber Board Feet (Thousands)
                                                  Three Months Ended
                                                     December 31,
                                       -----------------------------------------
                                                                      Increase
                                           2002          2001         (Decrease)
                                       -------------  ------------   -----------
   Log Sales                                  2,576         2,123           453
   Green Lumber Sales                         3,163         3,010           153
   Kiln Dry Lumber Sales                      2,774         1,972           802
                                       -------------  ------------   -----------
                                              8,513         7,105         1,408
                                       =============  ============   ===========

                                         NATIONAL FUEL GAS COMPANY
                                              AND SUBSIDIARIES

Quarter Ended December 31(unaudited)                          2002                   2001
                                                         ------------------   --------------------

  Operating Revenues                                         $ 479,706,000          $ 392,327,000
                                                         ==================   ====================
  Net Income Available for Common Stock                       $ 46,296,000           $ 33,207,000
                                                         =========================================

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                           $ 0.58                 $ 0.42
          Cumulative Effect of Change in Accounting                  (0.01)                     -
                                                         ------------------   --------------------
          Net Income Available for Common Stock                     $ 0.57                 $ 0.42
                                                         ==================   ====================

   Diluted:
          Income Before Cumulative Effect                           $ 0.58                 $ 0.41
          Cumulative Effect of Change in Accounting                  (0.01)                     -
                                                         ------------------   --------------------
          Net Income Available for Common Stock                     $ 0.57                 $ 0.41
                                                         ==================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                 80,404,086             79,471,820
                                                         ==================   ====================
      Used in Diluted Calculation                               80,803,868             80,417,092
                                                         ==================   ====================

Twelve Months Ended December 31 (unaudited)

  Operating Revenues                                        $1,551,875,000         $1,899,951,000
                                                         ==================   ====================

  Net Income Available for Common Stock                      $ 130,771,000           $ 45,721,000
                                                         ==================   ====================

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                           $ 1.64                 $ 0.58
          Cumulative Effect of Change in Accounting                  (0.01)                     -
                                                         ------------------   --------------------
          Net Income Available for Common Stock                     $ 1.63                 $ 0.58
                                                         ==================   ====================

   Diluted:
          Income Before Cumulative Effect                           $ 1.63                 $ 0.57
          Cumulative Effect of Change in Accounting                  (0.01)                     -
                                                         ------------------   --------------------
          Net Income Available for Common Stock                     $ 1.62                 $ 0.57
                                                         ==================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                 80,056,410             79,236,494
                                                         ==================   ====================
      Used in Diluted Calculation                               80,631,294             80,703,659
                                                         ==================   ====================